Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS

SECOND QUARTER FISCAL 2023 RESULTS

•	Financial Highlights
•	Revenues for the second fiscal quarter were flat with a slight decrease of $1.0 million compared to the prior year period.
•	Gross Profit for the second fiscal quarter increased $34.0 million, or 11%, compared to the prior year period.
•	Margin per gallon for the second fiscal quarter increased $0.13, or 12%, compared to the prior year period.
•	Net earnings attributable to Ferrellgas Partners, L.P. decreased $10.3 million, or 10%, compared to the prior year period.
•	Adjusted EBITDA increased by $4.5 million, or 3%, compared to the prior year period.
•	Company Highlights
•	Ferrellgas welcomed Rez-Bear Propane, located in Harris, New York, as its newest acquisition to the Ferrellgas Family during the second fiscal quarter.
•	Blue Rhino became the official propane sponsor of the Steak Cookoff Association for 2023.
•	In the second fiscal quarter, 113 employees received Ferrellgas Flame Awards for exemplary performance in the areas of Safety, Customer Service, Innovation, and Leadership.

Liberty, MO., March 10, 2023 (GLOBE NEWSWIRE) – Ferrellgas Partners, L.P. (OTC: FGPR) (“Ferrellgas” or the “Company”) today reported financial results for its second fiscal quarter ended January 31, 2023.

“The people of Ferrellgas work together each day to build on more than 80-year-old history of innovation to grow via one of the best logistics infrastructures in the business,” said James E. Ferrell, Chief Executive Officer and President. “There is nothing better than the footsteps of an owner to grow a business, and our almost 4,500 employee-owners are unmatched at finding opportunities to grow demand for clean, portable, and affordable propane.”

Revenues were flat with a slight decrease of $1.0 million for the second fiscal quarter compared to the prior year period. Gallons sold decreased 1%, or 2.6 million gallons, compared to the prior year second fiscal quarter.

Gross profit increased $34.0 million, or 11%, for the second fiscal quarter. Cost of sales was favorable with a decrease of $35.0 million, or 9%, for the second fiscal quarter. Margin per gallon increased by $0.13, or 12%, compared to the prior year period. The Company continues to realize cost savings through its asset utilization management and redeployment of tanks to locations with higher usage statistics.

Operating income per gallon decreased $0.05, or 10%, compared to the prior year period. Operating income for the second fiscal quarter decreased $12.9 million, or 10%, compared to the prior year period. Results were impacted by higher fuel costs and fleet charges related to maintenance and repairs.

For the second fiscal quarter 2023 and 2022, the Company reported net earnings attributable to Ferrellgas Partners, L.P. of $98.1 million and $108.4 million, respectively. Adjusted EBITDA, a non-GAAP financial measure, increased by $4.5 million, or 3%, to $155.9 million in the second fiscal quarter 2023 compared to $151.4 million in the prior year period. The change was primarily due to EBITDA adjustments related to a decrease of $9.6 million in gain on assets sales and disposals and a $6.3 million increase in legal fees related to non-core businesses in addition to a $1.9 million decrease in interest expense.

“Our Company shows its appreciation to its most valuable resource, our employee-owners, in many ways throughout the year. Our employees also choose to appreciate each other. They do this by way of our Ferrellgas Flame award in the categories of Safety, Customer Service, Innovation, and Leadership.  Over 113 employees were celebrated this quarter,” Ferrell added. “Additionally, hundreds of our hard working, dedicated employees gathered to celebrate via a facilitated zoom event this holiday season. I could not be more proud of our company and our willingness to come together in work and in appreciation.”

The Company announced Blue Rhino’s propane sponsorship of the Steak Cookoff Association (“SCA”) for 2023. The SCA is the world’s largest grilling competition for backyard chefs with 650 events scheduled this year in 46 states and 15 countries. Partnering with the SCA is a natural fit for Blue Rhino, the tank exchange brand of the Company.

On Friday, March 10, 2023, the Company will conduct a teleconference on the Internet at https://edge.media-server.com/mmc/p/38jfbo7w to discuss the results of operations for the second fiscal quarter ended January 31, 2023. The webcast of the teleconference will begin at 8:30 a.m. Central Time (9:30 a.m. Eastern Time). Questions may be submitted via the investor relations e-mail box at InvestorRelations@ferrellgas.com.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico. Its Blue Rhino propane exchange brand is sold at more than 60,000 locations nationwide. Ferrellgas employees indirectly own 1.1 million Class A Units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 30, 2022. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations. These risks, uncertainties, and other factors include those discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas, L.P., Ferrellgas Partners Finance Corp., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2022, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Investor Relations – InvestorRelations@ferrellgas.com

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

ASSETS	January 31, 2023	July 31, 2022

Current assets:
Cash and cash equivalents (including $11,130 and $11,208 of restricted cash at January 31, 2023 and July 31, 2022, respectively)	$123,777	$158,737
Accounts and notes receivable, net	233,625	150,395
Inventories	113,382	115,187
Price risk management asset	18,276	43,015
Prepaid expenses and other current assets	47,980	30,764
Total current assets	537,040	498,098

Property, plant and equipment, net	608,340	603,148
Goodwill, net	257,006	257,099
Intangible assets (net of accumulated amortization of $345,261 and $440,121 at January 31, 2023 and July 31, 2022, respectively)	108,407	97,638
Operating lease right-of-use assets	63,438	72,888
Other assets, net	66,762	79,244
Total assets	$1,640,993	$1,608,115

LIABILITIES, MEZZANINE AND EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$87,354	$57,586
Broker margin deposit liability	11,450	32,805
Current portion of long-term debt	2,152	1,792
Current operating lease liabilities	24,559	25,824
Other current liabilities	210,397	185,805
Total current liabilities	335,912	303,812

Long-term debt	1,453,716	1,450,016
Operating lease liabilities	39,567	47,231
Other liabilities	33,605	43,518

Contingencies and commitments

Mezzanine equity:
Senior preferred units, net of issue discount and other offering costs (700,000 units outstanding at January 31, 2023 and July 31, 2022)	651,349	651,349

Equity (Deficit):
Limited partner unitholders
Class A (4,857,605 units outstanding at January 31, 2023 and July 31, 2022)	(1,167,936)	(1,229,823)
Class B (1,300,000 units outstanding at January 31, 2023 and July 31, 2022)	383,012	383,012
General partner unitholder (49,496 units outstanding at January 31, 2023 and July 31, 2022)	(70,695)	(71,320)
Accumulated other comprehensive (loss) income	(10,098)	37,907
Total Ferrellgas Partners, L.P. deficit	(865,717)	(880,224)
Noncontrolling interest	(7,439)	(7,587)
Total deficit	(873,156)	(887,811)
Total liabilities, mezzanine and deficit	$1,640,993	$1,608,115

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Six Months ended		Twelve months ended
	January 31,		January 31,		January 31,
	2023	2022	2023	2022	2023	2022
Revenues:
Propane and other gas liquids sales	$651,886	$657,504	$1,037,730	$1,030,208	$2,025,401	$1,889,577
Other	32,057	27,434	59,502	49,236	106,927	89,723
Total revenues	683,943	684,938	1,097,232	1,079,444	2,132,328	1,979,300

Cost of sales:
Propane and other gas liquids sales	347,492	383,213	560,573	603,751	1,130,826	1,077,283
Other	4,243	3,557	9,019	7,167	14,361	12,724

Gross profit	332,208	298,168	527,640	468,526	987,141	889,293

Operating expense - personnel, vehicle, plant & other	157,355	128,013	287,095	245,125	562,573	486,667
Operating expense - equipment lease expense	5,586	6,022	11,610	11,712	22,992	25,082
Depreciation and amortization expense	23,069	21,944	45,700	42,239	93,358	84,982
General and administrative expense	23,115	15,784	37,948	28,359	62,369	54,869
Non-cash employee stock ownership plan compensation charge	722	751	1,445	1,660	2,955	3,405
Loss (gain) on asset sales and disposals	290	(9,275)	1,970	(7,865)	3,217	(6,927)

Operating income	122,071	134,929	141,872	147,296	239,677	241,215

Interest expense	(23,177)	(25,139)	(48,186)	(50,534)	(97,745)	(117,329)
Loss on extinguishment of debt	—	—	—	—	—	(104,834)
Other income, net	544	43	1,013	4,307	1,539	4,937
Reorganization expense - professional fees	—	—	—	—	—	(9,243)

Earnings before income tax expense	99,438	109,833	94,699	101,069	143,471	14,746

Income tax expense	503	481	521	577	925	905

Net earnings	98,935	109,352	94,178	100,492	142,546	13,841

Net earnings (loss) attributable to noncontrolling interest (a)	835	947	623	693	797	(342)

Net earnings attributable to Ferrellgas Partners, L.P.	$98,100	$108,405	$93,555	$99,799	$141,749	$14,183

Class A unitholders' interest in net earnings (loss)	$11,557	$13,001	$8,592	$9,354	$(19,532)	$(99,430)

Net earnings (loss) per unitholders' interest
Basic and diluted net earnings (loss) per Class A Unit	$2.38	$2.68	$1.77	$1.93	$(4.02)	$(20.47)
Weighted average Class A Units outstanding - basic and diluted	4,858	4,858	4,858	4,858	4,858	4,858

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Six Months ended		Twelve months ended
	January 31,		January 31,		January 31,
	2023	2022	2023	2022	2023	2022
Net earnings attributable to Ferrellgas Partners, L.P.	$98,100	$108,405	$93,555	$99,799	$141,749	$14,183
Income tax expense	503	481	521	577	925	905
Interest expense	23,177	25,139	48,186	50,534	97,745	117,329
Depreciation and amortization expense	23,069	21,944	45,700	42,239	93,358	84,982
EBITDA	144,849	155,969	187,962	193,149	333,777	217,399
Non-cash employee stock ownership plan compensation charge	722	751	1,445	1,660	2,955	3,405
Loss (gain) loss on asset sales and disposal	290	(9,275)	1,970	(7,865)	3,217	(6,927)
Loss on extinguishment of debt	—	—	—	—	—	104,834
Other income, net	(544)	(43)	(1,013)	(4,307)	(1,539)	(4,937)
Reorganization expense - professional fees	—	—	—	—	—	9,243
Severance costs include $49, $51 and $115 in operating expense for the three, six and twelve months ended January 31, 2023, respectively. Also includes $585, $593 and $610 in general and administrative expense for the three, six and twelve months ended January 31, 2023, respectively.	634	281	644	497	725	497
Legal fees and settlements related to non-core businesses	9,107	2,807	13,979	4,938	16,979	8,931
Net earnings (loss) attributable to noncontrolling interest (a)	835	947	623	693	797	(342)
Adjusted EBITDA (b)	155,893	151,437	205,610	188,765	356,911	332,103
Net cash interest expense (c)	(20,265)	(27,620)	(42,871)	(46,739)	(95,498)	(106,933)
Maintenance capital expenditures (d)	(4,375)	(4,060)	(10,207)	(7,639)	(19,587)	(23,348)
Cash paid for income taxes	(447)	(407)	(496)	(407)	(1,107)	(808)
Proceeds from certain asset sales	736	2,085	1,488	2,726	2,875	4,877
Distributable cash flow attributable to equity investors (e)	131,542	121,435	153,524	136,706	243,594	205,891
Less: Distributions accrued or paid to preferred unitholders	16,222	17,989	32,473	33,322	64,438	57,346
Distributable cash flow attributable to general partner and non-controlling interest	(2,631)	(2,437)	(3,070)	(2,742)	(4,872)	(4,126)
Distributable cash flow attributable to Class A and B Unitholders (f)	112,689	101,009	117,981	100,642	174,284	144,419
Less: Distributions paid to Class A and B Unitholders (g)	—	—	—	49,998	49,998	49,998
Distributable cash flow excess (h)	$112,689	$101,009	$117,981	$50,644	$124,286	$94,421

Propane gallons sales
Retail - Sales to End Users	213,662	215,276	332,058	331,101	625,273	627,062
Wholesale - Sales to Resellers	60,945	61,957	104,814	106,012	205,318	217,195
Total propane gallons sales	274,607	277,233	436,872	437,113	830,591	844,257

(a)	Amounts allocated to the general partner for its 1.0101% interest (excluding the economic interest attributable to the preferred unitholders) in the operating partnership, Ferrellgas, L.P.
(b)	Adjusted EBITDA is calculated as net earnings attributable to Ferrellgas Partners, L.P., plus the sum of the following: income tax expense, interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, loss (gain) on asset sales and disposals, loss on extinguishment of debt, other income, net, reorganization expense – professional fees, severance costs, legal fees and settlements related to non-core businesses, and net earnings (loss) attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership's performance in a manner similar to the method management uses, adjusted for items management believes make it easier to compare its results with other companies that have different financing and capital structures.

Adjusted EBITDA, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of Adjusted EBITDA that will not occur on a continuing basis may have associated cash payments. Adjusted EBITDA should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(c)	Net cash interest expense is the sum of interest expense less non-cash interest expense and other income, net. This amount includes interest expense related to the terminated accounts receivable securitization facility.
(d)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment, and may from time to time include the purchase of assets that are typically leased.
(e)	Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures and cash paid for income taxes plus proceeds from certain asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors, including holders of the operating partnership’s Preferred Units. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(f)	Distributable cash flow attributable to Class A and B Unitholders is calculated as Distributable cash flow attributable to equity investors minus distributions accrued or paid on the Preferred Units and distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to Class A and B Unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to Class A and B Unitholders. Distributable cash flow attributable to Class A and B Unitholders, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added to our calculation of distributable cash flow attributable to Class A and B Unitholders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to Class A and B Unitholders should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(g)	The Company did not pay any distributions to Class A Unitholders during any of the periods in fiscal 2023 or fiscal 2022.
(h)	Distributable cash flow excess is calculated as Distributable cash flow attributable to Class A and B Unitholders minus Distributions paid to Class A and B Unitholders. Distributable cash flow excess, if any, is retained to establish reserves, to reduce debt, to fund capital expenditures and for other partnership purposes, and any shortage is funded from previously established reserves, cash on hand or borrowings under our Credit Facility or, previously, under our terminated accounts receivable securitization facility. Management considers Distributable cash flow excess a meaningful measure of the partnership’s ability to effectuate those purposes. Distributable cash flow excess, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow excess that will not occur on a continuing basis may have associated cash payments. Distributable cash flow excess should be viewed in conjunction with measurements that are computed in accordance with GAAP.